Exhibit 99.1

NEWS

FOR RELEASE: February 28, 2006

Charter Communications Announces Agreements to Sell Systems
Serving Approximately 316,000 Customers

Cebridge and New Wave Communications to Purchase Charter Assets

ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) (the “Company” or ‘‘Charter”) today announced the signing of two separate definitive agreements to sell certain cable television systems serving a total of approximately 549,000 revenue generating units (“RGUs”) including 316,000 analog video, 142,000 digital video and 91,000 high-speed Internet customers, for an aggregate of approximately $896 million. Charter’s cable systems located in West Virginia and Virginia are being sold to Cebridge Acquisition Co., LLC, while the Company’s systems located in Illinois and Kentucky are being sold to New Wave Communications.

“The sale of these systems is consistent with our strategy to divest of geographically non-strategic assets. We will continue to assess opportunities to optimize our portfolio to enhance overall operating efficiency,” Charter President and CEO Neil Smit said. "Proceeds from this sale will increase the Company’s liquidity for reinvestment in our business for future growth," he said.

These transactions are subject to customary closing conditions, potential price adjustments and regulatory review. Closings are expected to occur in the third quarter of 2006. Daniels & Associates and JPMorgan Securities Inc. are serving as advisors to Charter for these transactions.

West Virginia and Virginia Sale Agreement

Charter signed a definitive agreement with Cebridge Acquisition Co., LLC, a company managed by Cequel III, LLC, for the sale of certain cable television systems in West Virginia and Virginia. The systems being sold represent approximately 434,000 RGUs, including 240,000 analog video, 116,000 digital video and 78,000 high-speed Internet customers. GS Capital Partners (the private equity arm of The Goldman Sachs Group, Inc.) and Oaktree Capital Management, LLC, are the majority investors in Cebridge and the primary equity partners in this transaction with Cebridge.

Illinois and Kentucky Sale Agreement

Charter signed a definitive agreement with New Wave Communications for the sale of certain cable television systems in Southern Illinois and Kentucky. The systems being sold represent approximately 115,000 RGUs, including 76,000 analog video, 26,000 digital video customers and 13,000 high-speed Internet customers.

About Charter Communications

Charter Communications, Inc., a leading broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™, Charter High-Speed™ Internet service and Charter Telephone™. Charter Business™ provides scalable, tailored and cost-effective broadband communications solutions to organizations of all sizes through business-to-business Internet, data networking, video and music services. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

About Cebridge Connections

Cebridge Connections is a major operator of cable TV systems, providing basic cable, digital cable, and high-speed Internet services. Today, the company serves approximately 400,000 customers in more than 20 states. Cebridge is run by Cequel III, LLC, a St. Louis-based telecommunications management firm.

About New Wave

New Wave is a cable television provider primarily in small and mid-sized communities in the Midwest and Southeast United States that offers a wide range of products including cable television, high speed data services and telephone service. NewWave currently serves nearly 20,000 customers and is headquartered in Sikeston, Missouri. Wachovia Capital Partners back the company as financial partners. Wachovia Capital Partners is the principal investing arm of Wachovia Corporation and has invested more than $2.7 billion of capital since inception. Waller Capital Corp. assisted NewWave in the acquisition of these properties.

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.